                                                                   Exhibit 24D


                             Shalom Z. Hirschman
                            5240 Blackstone Avenue
                                Bronx NY 10471


                                                            August 7, 1996


Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Suite 501
Hallandale, Fl. 33009



Re:   Consent



Gentlemen:

I hereby consent to the use of my name and reference to me in the Registration Statement of Advanced Viral Research Corp. and any amendment thereto.



                                             /S/ Shalom Z. Hirschman
                                             -------------------------
                                             Shalom Z. Hirschman